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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective No. 32 of our report on the financial statements of The Shelby Fund of The Coventry Group, dated April 30, 1997 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 32.


                                       /s/ Arthur Andersen LLP
                                       Arthur Andersen LLP

Cincinnati, Ohio
July 30, 1997

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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment No. 32 to the Registration Statement (Form N-1A No. 33-44964) of the Brenton Mutual Funds, one of the series of portfolios constituting The Coventry Group, and to the use of our report dated May 9, 1997, incorporated by reference therein.

                                                      /s/ Ernst & Young LLP

Columbus, Ohio
July __, 1997